UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2005

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 19, 2005, Amgen Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the three and nine months ended September 30, 2005. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three and nine months ended September 30, 2005 and September 30, 2004. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three and nine months ended September 30, 2005

For the three and nine months ended September 30, 2005, the Company’s adjustments to GAAP financial measures relate to amounts associated with the write-off of the cost of a semi-completed manufacturing asset that will not be used due to a change in manufacturing strategy (the “Manufacturing Charge”) and the Company’s acquisitions of Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”).

For the nine months ended September 30, 2005, the Company’s adjustments to GAAP financial measures also relate to amounts associated with legal settlements incurred, net of amounts previously accrued, primarily related to settling a patent legal proceeding (the “Settlement Amounts”), the net gain realized upon the termination of the Company’s manufacturing agreement with Genentech, Inc. (“Genentech”) for the production of Enbrel® at Genentech’s manufacturing facility in South San Francisco (the “Genentech Termination”) and the pro rata portion of the debt issuance costs that were immediately charged to interest expense (the “Convertible Notes Expense”) as a result of certain holders of the Company’s 30-year zero coupon senior convertible notes (the “Convertible Notes”) exercising their March 1, 2005 put option and the related Convertible Notes being repaid in cash.

For the three months ended September 30, 2005, the Company reported non-GAAP financial results for cost of sales and research and development (“R&D”) expense. Cost of sales was adjusted to exclude the Manufacturing Charge. The Company believes that excluding the Manufacturing Charge provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur. R&D expense was adjusted to exclude incremental compensation provided to certain Tularik employees for a limited period, principally related to non-cash compensation expense associated with stock options assumed in the Tularik Acquisition and amounts payable primarily under the Tularik short-term retention plan for the applicable period (the “Tularik Compensation Expense”). The Company believes that excluding the Tularik Compensation Expense provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred.

For the three months ended September 30, 2005, the Company reported non-GAAP adjusted net income and adjusted earnings per share excluding the foregoing expense amounts for this period for the reasons discussed above as well as excluding the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Intangible Assets Amortization”). The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

For the nine months ended September 30, 2005, the Company reported non-GAAP financial results for cost of sales and R&D expense that exclude both of the items identified above as being excluded in the three months ended September 30, 2005 for the reasons discussed above. Also for this period, the Company reported non-GAAP financial results for interest and other (expense)/income, net adjusted to exclude the net gain realized upon the Genentech Termination and the Convertible Notes Expense. The Company believes that excluding the the net gain

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realized upon the Genentech Termination and the Convertible Notes Expense provides supplemental measures that will facilitate comparisons to periods in which such items did not occur.

For the nine months ended September 30, 2005, the Company reported non-GAAP adjusted net income and adjusted earnings per share that exclude all of the items identified above as being excluded in the three months ended September 30, 2005 for the reasons discussed above. For the nine months ended September 30, 2005, the non-GAAP financial results the Company reported for adjusted net income and adjusted earnings per share also excluded the Settlement Amounts, the net gain realized upon the Genentech Termination and the Convertible Notes Expense. The Company believes that excluding the Settlement Amounts, the net gain realized upon the Genentech Termination and the Convertible Notes Expense provide supplemental measures that facilitate comparisons to periods in which such items did not occur.

Three and nine months ended September 30, 2004

For the three and nine months ended September 30, 2004, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Tularik Acquisition and the Immunex Acquisition and amounts associated with the Company’s share of the loss incurred relating to the settlement of a patent litigation between the Company and Genentech, Inc. (the “Genentech Settlement”).

For the three months ended September 30, 2004, the Company reported non-GAAP financial results for R&D and selling, general and administrative (“SG&A”) expenses. R&D and SG&A expenses were each adjusted to exclude the Tularik Compensation Expense for the applicable period. The Company believes that excluding the Tularik Compensation Expense provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses is incurred. SG&A expense was further adjusted for this period to exclude the impact to the Company of its share of third party reimbursement received by Kirin-Amgen, Inc. related to the Genentech Settlement. The Company believes that excluding the amounts related to the Genentech Settlement provides a supplemental measure that will facilitate comparisons between periods in which such items did not occur.

For the nine months ended September 30, 2004, the Company reported non-GAAP financial results for the following operating expenses: cost of sales, R&D and SG&A which were each adjusted to exclude incremental compensation payable to certain Immunex employees for a limited period, principally under the Immunex short-term retention plan for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses are incurred. R&D and SG&A expenses for the nine months ended September 30, 2004 were also adjusted to exclude the Tularik Compensation Expense for the reasons discussed above. Further, SG&A expense for this period was adjusted to exclude the impact to the Company of its share of third party reimbursement received by Kirin-Amgen, Inc. related to the Genentech Settlement for the reasons discussed above.

For the three months and nine months ended September 30, 2004, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing operating expense amounts for these periods for the reasons discussed above, as well as excluding the Intangible Assets Amortization and the non-cash expense associated with writing off the acquired in-process research and development related to the Tularik Acquisition (the “Tularik IPR&D Write-off”). The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that excluding the Tularik IPR&D Write-off provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated October 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: October 25, 2005	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release dated October 19, 2005

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